UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

Jernigan Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650 Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)

(901) 567-9510

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2016, Jernigan Capital, Inc. (the “Company”) entered into an Amended and Restated Management Agreement (the “Amended and Restated Management Agreement”) by and among the Company, Jernigan Capital Operating Company, LLC (f/k/a Jernigan Capital Operating Partnership, L.P.) (the “Operating Company”) and JCap Advisors, LLC, the Company’s external manager (the “Manager”). The Amended and Restated Management Agreement amends and restates the original Management Agreement dated April 1, 2015 by and among the Company, Jernigan Capital Operating Partnership, L.P. and the Manager. The Amended and Restated Management Agreement was approved on behalf of the Company and the Operating Company by a unanimous vote of the Nominating and Corporate Governance Committee of the Company’s Board of Directors, which consists solely of independent directors.

The Amended and Restated Management Agreement modifies certain procedures with respect to the future internalization of the Manager (as described in the Amended and Restated Management Agreement, an “Internalization Transaction”). Prior to entry into the Amended and Restated Management Agreement, if no Internalization Transaction had occurred prior to the end of the last renewal term, the Manager would have been entitled to the Termination Fee (as defined in the Amended and Restated Management Agreement) and the Company would not have acquired the assets of the Manager.  The Amended and Restated Management Agreement, however, requires an Internalization Transaction at the end of the last renewal term (if an Internalization Transaction or termination of the Amended and Restated Management has not occurred prior to that date).  The Internalization Price in such event would equal the Termination Fee amount and the Company will receive the Manager’s assets.  Accordingly, the amount the Manager would receive has not changed, but the Company now would receive the assets of the Manager, which it would not have received prior to the Amended and Restated Management Agreement.  The terms of the Amended and Restated Management Agreement reflect the original intent of the parties and the Company believes the amended terms are in the best interests of the Company’s stockholders.

Under the Amended and Restated Management Agreement, if an Internalization Transaction has not occurred prior to March 31, 2023, the last day of the last renewal term, then the Manager and the Company shall consummate an Internalization Transaction to be effective as of that date and all assets of the Manager (or, alternatively, all of the equity interests in the Manager) shall be conveyed to and acquired by the Operating Company in exchange for the Internalization Price (as described herein). At such time, all employees of the Manager shall become employees of the Operating Company and the Manager shall discontinue all business activities. Unlike an Internalization Transaction that occurs prior to the end of the final renewal term of the Amended and Restated Management Agreement, an Internalization Transaction that occurs at the end of the final renewal term shall not require a fairness opinion, the approval of a special committee of the Company’s Board of Directors or the approval of the Company’s stockholders.

The “Internalization Price” payable in the event of an Internalization Transaction at the end of the last renewal term shall be equal to the Termination Fee and the Board of Directors of the Company has no discretion to change such Internalization Price or the conditions applicable to its payment.

The Internalization Price paid to the Manager in any Internalization Transaction will be payable by the Operating Company in the number of units of limited liability company interests (“OC Units”) of the Operating Company equal to the Internalization Price, divided by the volume-weighted average of the closing market price of the common stock of the Company for the ten consecutive trading days immediately preceding the date with respect to which value must be determined. However, if the common stock of the Company is not traded on a national securities exchange at the time of closing of any Internalization Transaction, then the number of OC Units shall be determined by agreement between the Board of Directors of the Company and the Manager or, in the absence of such agreement, the Internalization Price shall be paid in cash.

The revisions to the Amended and Restated Management Agreement to implement the above described changes are principally reflected in Section 17 of the agreement, with conforming revisions elsewhere in the agreement.  The Amended and Restated Management Agreement also includes other immaterial clarifying revisions. The foregoing description of the Amended and Restated Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.01.	Submission of Matters to a Vote of Security Holders.

On May 20, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders approved all of the proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 8, 2016 (the “Proxy Statement”). Holders of 5,452,852 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1: To elect the six director nominees named in the Proxy Statement.

Director Nominee	For	Withheld	Broker Non-Votes
Mark O. Decker	2,690,760	36,095	2,725,997
John A. Good	2,701,725	25,130	2,725,997
Samuel J. Jenkins	2,118,365	608,490	2,725,997
Dean Jernigan	2,697,295	29,560	2,725,997
Howard A. Silver	2,690,760	36,095	2,725,997
Dr. Harry J. Thie	2,688,260	38,595	2,725,997

Proposal 2: To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.

For	Against	Abstentions
5,410,231	36,926	5,695

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Management Agreement, dated as of May 23, 2016, by and among Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC (f/k/a Jernigan Capital Operating Partnership, L.P.) and JCap Advisors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016

Jernigan Capital, Inc.

By:	/s/ John A. Good
	Name:	John A. Good
	Title:	President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Management Agreement, dated as of May 23, 2016, by and among Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC (f/k/a Jernigan Capital Operating Partnership, L.P.) and JCap Advisors, LLC.